Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       UNITED INTERNATIONAL HOLDINGS, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

      (5)  Total fee paid:

           ---------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount previously paid:
                                   ---------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
                                                         -----------------------
      (3)   Filing Party:
                        --------------------------------------------------------
      (4)   Date Filed:
                       ---------------------------------------------------------

                       UNITED INTERNATIONAL HOLDINGS, INC.
                        4643 S. Ulster Street, Suite 1300
                             Denver, Colorado 80237



                                                               November 20, 1998


Dear Fellow Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of United International Holdings, Inc. (the "Company"), which will be held at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado, on Thursday, December 17, 1998 at 10:00 a.m. local time. A notice of the annual meeting, a proxy card, a Proxy Statement containing important information about the matters to be acted upon at the annual meeting, and the Company's annual report titled "Financial Report for Fiscal Year February 28, 1998" are enclosed.

         You will be asked at the annual meeting to consider and vote upon (i) the election of three directors of the Company to serve until the 2001 annual meeting of stockholders and one director of the Company to serve until the 1999 annual meeting of stockholders and until their successors are elected and qualified, (ii) the approval of the Company's Stock Option Plan for Non-Employee Directors, (iii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending February 28, 1999, and (iv) to transact such other business as may properly come before the annual meeting.

         The Board of Directors believes the proposals delineated above are in the best interests of the Company and its stockholders. The Board of Directors recommends that the stockholders vote in favor of the proposals presented in the enclosed proxy statement.

         Whether or not you are personally able to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.


                                               Yours truly,


                                               /s/ Gene W. Schneider

                                               Gene W. Schneider
                                               Chairman of the Board and
                                                 Chief Executive Officer

                       UNITED INTERNATIONAL HOLDINGS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held on December 17, 1998

                              ---------------------


        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (including any adjournment or postponement thereof, the "Meeting") of United International Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado on Thursday, December 17, 1998 at 10:00 a.m. local time for the following purposes:

(i) the election of three directors of the Company to serve until the 2001 annual meeting of stockholders and one director of the Company to serve until the 1999 annual meeting of stockholders and until their successors are elected and qualified,

(ii)    approval of the Company's Stock  Option Plan for Non-Employee Directors,

(iii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending February 28, 1999, and

(iv)    to transact such other business as may properly come before the Meeting.

        Holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on November 20, 1998, the record date of the meeting, will be entitled to notice of and to vote together as a single class at the Meeting.

        Shares can only be voted at the Meeting if the holder is present or represented by proxy. If you do not expect to attend the Meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly in the accompanying, postage prepaid envelope, so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Such proxy action does not affect your right to vote in person in the event you attend the Meeting.

        This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about December 3, 1998.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Ellen P. Spangler

                                      Ellen P. Spangler
                                      Secretary



Denver, Colorado
November 20, 1998

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                       UNITED INTERNATIONAL HOLDINGS, INC.
                      4643 South Ulster Street, Suite 1300
                             Denver, Colorado 80237

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

         This Proxy Statement is being furnished to holders of Class A Common Stock and Class B Common Stock, each $.01 par value per share (collectively, "Common Stock"), of United International Holdings, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the annual meeting of the Company's stockholders or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

TIME AND PLACE; PURPOSES

         The Meeting will be held at 10:00 a.m. local time on December 17, 1998, at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado. At the Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals: (i) the election of three directors of the Company to serve until the 2001 annual meeting of stockholders and one director of the Company to serve until the 1999 annual meeting of stockholders and until their successors are elected and qualified (the "Election of Directors Proposal"),
(ii) approval of the Company's Stock Option Plan for Non-Employee Directors (the "Director Plan Proposal"), (iii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending February 28, 1999 (the "Election of Auditors Proposal"), and (iv) to transact such other business as may properly come before the Meeting.

         This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about December 3, 1998.

VOTING RIGHTS; RECORD DATE

         The Board has fixed the close of business on November 20, 1998 (the "Record Date"), as the record date for the determination of holders of Common Stock entitled to receive notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote at the meeting 27,353,051 Class A Common Stock and 9,915,880 shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters, except where class voting is required by the Delaware General Corporation Law.

         The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors are elected by a majority of the combined voting power of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting, voting as a single class. The affirmative vote of a majority of the combined voting power of the shares of Common Stock represented in person or by proxy at the Meeting is required to approve the Director Plan Proposal and to ratify the Election of Auditors Proposal. Each share of Class A Common Stock has one vote and each share of Class B Common Stock has ten votes on each matter on which holders of such shares of such classes are entitled to vote at the Meeting.

         With respect to the Election of Directors Proposal, stockholders of the Company may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the other proposals for stockholder action, stockholders of the Company may vote in favor of or against the proposal.

PROXIES

         All shares of Common Stock represented by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR the Election of Directors Proposal, FOR the Director Plan Proposal, and FOR the Election of Auditors Proposal. So far as the Company's Board of Directors is aware, the Election of Directors Proposal, the Director Plan Proposal and the Election of Auditors Proposal are the only matters to be acted upon at the Meeting. As to any other matter which may properly come before the Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Meeting, will not be voted and will have the same effect as a vote cast against the matter to which such instruction is indicated. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the Meeting but will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote on a particular matter.

         A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received by United International Holdings, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado, 80237, Attention: Secretary, at or before the vote to be taken at the Meeting.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

ANNUAL REPORT

         A copy of the annual report to stockholders titled "Financial Report for Fiscal Year February 28, 1998" which includes the consolidated financial statements of the Company for the fiscal year ended February 28, 1998, is being mailed with this Proxy Statement to all Stockholders entitled to vote at the Meeting. Such Report does not form any part of the material for solicitations of proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of October 15, 1998, certain information concerning the ownership of Common Stock of all classes by (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock at such date, (ii) each director of the Company, (iii) each named executive officer of the Company, and
(iv) all directors and executive officers of the Company as a group. Shares of Class B Common Stock are convertible immediately into shares of Class A Common Stock on a one-for-one basis, and accordingly, holders of Class B Common Stock are deemed to own the same number of shares of Class A Common Stock and are reflected as such in the table. Such ownership information includes shares of Common Stock that may be acquired within 60 days of October 15, 1998, through stock options. The table below also reflects deemed beneficial ownership of Class A Common Stock or Class B Common Stock resulting from the voting provisions of a stockholders' agreement (the "Stockholders' Agreement") among the Company, Apollo Cable Partners, L.P. ("Apollo") and certain stockholders of the Company (the "Founders"). See "Certain Transactions-The Apollo Transaction."

         Shares issuable upon exercise of options, conversion of convertible securities, exchange of exchangeable securities or upon vesting of restricted stock awards are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Voting power in the table is computed with respect to the general election of directors. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated below and in the notes to the table and except for the shares subject to the Stockholders' Agreement, which shares are voted in accordance with the provisions thereof. The number of shares indicated as owned by Gene W. Schneider, Mark L. Schneider and Michael T. Fries, each an executive officer of the Company, includes interests in shares held by the trustee of the Company's defined contribution 401(k) plan (the "401(k) Plan"). The shares held by the trustee of the Company's 401(k) Plan for the benefit of said executive officers are voted at the discretion of the trustee.

                                Beneficial Ownership Other                 Beneficial Ownership, including Deemed
                                  Than Deemed Beneficial                          Beneficial Ownership as a
                               Ownership as a Result of the                             Result of the
                                  Stockholders' Agreement                         Stockholders' Agreement
                            -----------------------------------   ------------------------------------------------------------------
                                   Class A Common Stock                                                           Percentage of All
                                           and                          Class A                 Class B              Outstanding
    Beneficial Owner               Class B Common Stock               Common Stock            Common Stock           Common Stock
    ----------------        -----------------------------------   ---------------------  ----------------------  -------------------
                                       Percent of                            Percent of              Percent of   Number    Percent
                              Number   Number of   Percent of       Number   Number of     Number    Number of      of      of Total
                            of Shares  Shares(1)  Total Vote(1)   of Shares  Shares(2)   of Shares   Shares(1)   Shares(1)  Vote(1)
                            ---------  ---------- -------------   ---------  ----------  ----------  ----------  ---------  --------
Gene W. Schneider(3)(4)..... 2,846,382    7.6%       20.8%       10,423,866    28.2%     9,608,136     96.9%       28.0%      76.6%
Curtis W. Rochelle(3)(5).... 1,190,899    3.2%        8.8%       10,423,866    28.2%     9,608,136     96.9%       28.0%      76.6%
Mark L. Schneider(3)(6).....   500,037    1.3%        2.5%       10,423,866    28.2%     9,608,136     96.9%       28.0%      76.6%
Lawrence F. DeGeorge(3)(7)..   401,027    1.1%        2.7%       10,423,866    28.2%     9,608,136     96.9%       28.0%      76.6%
Lawrence J. DeGeorge(3)(8)..   394,777    1.1%        2.7%       10,423,866    28.2%     9,608,136     96.9%       28.0%      76.6%
Albert M. Carollo(3)(9).....   151,835       *           *       10,423,866    28.2%     9,608,136     96.9%       28.0%      76.6%
John P. Cole Jr.(10)........    66,721       *           *           66,721        *            --        --           *          *
Antony P. Ressler(11).......    40,625       *           *           40,625        *            --        --           *          *
John F. Riordan(12).........     2,083       *           *            2,083       --            --        --           *          *
Bruce H. Spector(13)........    40,625       *           *           40,625        *            --        --           *          *
Michael T. Fries(14) .......   223,672       *           *          226,672        *        61,956         *           *          *
All  directors and executive
 officers as a group
 (11 persons)............... 5,858,683   15.7%       39.1%       10,800,592    29.2%     9,670,092     97.5%       29.0%      77.3%
Apollo Cable Partners
 L.P.(15)................... 4,261,364   11.4%       33.7%       10,423,866    28.2%     9,608,136     96.9%       28.0%      76.6%
Janet Schneider(16)..........  192,774       *        1.5%       10,423,866    28.2%     9,608,136     96.9%       28.0%      76.6%
MacKay-Shields Financial
 Corporation(17)............ 3,798,934   10.2%        3.0%        3,798,934    10.3%            --        --       10.2%       3.0%
Everest Capital Limited and
 Everest Capital Master
 Fund, L.P.(18)............. 2,594,200    7.0%        2.1%        2,594,200     7.0%            --        --        7.0%       2.1%
Capital Research and
 Management Company(19)..... 2,475,000    6.6%        2.0%        2,475,000     6.7%            --        --        6.6%       2.0%

 *   Less than 1%.

(1) The figures for the percent of number of shares and percent of total vote are based on 27,343,051 shares of Class A Common Stock (after elimination of shares of the Company held in treasury and by its subsidiaries) and 9,915,880 shares of Class B Common Stock outstanding on October 15, 1998.
(2) The figures for the percent of number of shares in this column are based on 27,343,051 shares of Class A Common Stock (after elimination of shares of the Company held in treasury and by its subsidiaries) and 9,608,136 shares of Class B Common Stock held by parties to the Stockholders' Agreement.
(3) The address of Messrs. G. Schneider, Rochelle, M. Schneider, Lawrence F. and Lawrence J. DeGeorge, and Carollo is c/o United International Holdings, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237.
(4) Includes 236,250 shares of Class A Common Stock that are subject to presently exercisable options and 1,683 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Schneider. Also includes 1,531,756 shares of Class B Common Stock owned by
     G. Schneider Holdings Co. (c/o United International Holdings, Inc., 4643 South Ulster Street, Suite 1300, Denver, CO 80237). The fourth through ninth columns also include 572,712 shares of Class A Common Stock and 7,004,772 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.
(5) Includes 40,625 shares of Class A Common Stock that are subject to presently exercisable options. Also includes 111,184 shares of Class B Common Stock and 15,620 shares of Class A Common Stock owned by Marian Rochelle (Box 996, Rawlins, WY 82301) and 998,470 shares of Class B Common Stock and 25,000 shares of Class A Common Stock owned by the Curtis Rochelle Trust. The fourth through ninth columns include 38,456 shares of Class B Common Stock owned by Kathleen Jaure (Box 321, Rawlins, WY 82301), and 38,456 shares of Class B Common Stock owned by Jim Rochelle (Box 967, Gillette, WY 82717) that are excluded from column one. The fourth through ninth columns also include 734,485 shares of Class A Common Stock and 8,421,570 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Rochelle disclaims beneficial ownership.
(6) Includes 209,500 shares of Class A Common Stock that are subject to presently exercisable options and 169 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Schneider. The fourth through ninth columns also include 606,061 shares of Class A Common Stock and 9,317,768 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.
(7) Includes 6,875 shares of Class A Common Stock that are subject to presently exercisable options. The fourth through ninth columns also include 748,855 shares of Class A Common Stock and 9,273,984 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. DeGeorge disclaims beneficial ownership.
(8) Includes 40,625 shares of Class A Common Stock that are subject to presently exercisable options. The fourth through ninth columns also include 755,105 shares of Class A Common Stock and 9,273,984 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. DeGeorge disclaims beneficial ownership.
(9) Includes 40,625 shares of Class A Common Stock that are subject to presently exercisable options and 111,210 shares of Class B Common Stock owned by the Carollo Company. The fourth through ninth columns include 111,206 shares of Class B Common Stock owned by Albert & Carolyn Company, 111,206 shares of Class B Common Stock owned by the James R. Carollo Living Trust and 55,600 shares of Class B Common Stock owned by the John B. Carollo Living Trust that are excluded from column one. The fourth through ninth columns also include 755,105 shares of Class A Common Stock and 9,218,914 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Carollo disclaims beneficial ownership. The address of Albert & Carolyn Company, the James R. Carollo Living Trust and the John B. Carollo Living Trust is c/o Sweetwater Television Co., P.O. Box 8, 602 Broadway, Rock Springs, WY 82901.
(10) Includes 6,667 shares of Class A Common Stock that are subject to presently exercisable options.
(11) Includes 40,625 shares of Class A Common Stock that are subject to presently exercisable options.
(12) Includes 2,083 shares of Class A Common Stock that are subject to presently exercisable options.
(13) Includes 40,625 shares of Class A Common Stock that are subject to presently exercisable options.
(14) Includes 158,854 shares of Class A Common Stock that are subject to presently exercisable options and 1,662 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Fries.
(15) Represents 4,261,364 shares of Class B Common Stock owned by Apollo. The fourth through ninth columns also include 815,730 shares of Class A Common Stock and 5,346,772 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Apollo disclaims beneficial ownership. The address of Apollo is c/o Apollo Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577. Apollo Advisors, L.P. is the managing general partner of AIF II, L.P., the general partner of Apollo. Antony Ressler and Bruce Spector, directors of the Company, are also officers of Apollo Advisors, L.P. Each of Messrs. Ressler and Spector expressly disclaims beneficial ownership of the shares held by Apollo.
(16) Includes 192,774 shares of Class B Common Stock owned by The Janet Schneider Revocable Trust. The fourth through ninth columns include 113,673 shares of Class A Common Stock and 16,174 shares of Class B Common Stock owned by family members. The fourth through ninth columns also include 702,057 shares of Class A Common Stock and 9,399,188 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Ms. Schneider disclaims beneficial ownership. The number of shares in the table is based upon the Schedule 13Gs filed by Ms. Schneider. Such
     Schedule 13Gs reflect that Ms. Schneider has shared voting power and shared disposition power over 192,774 shares of Class B Common Stock. No additional information is given with respect to the voting power or disposition power over the remaining shares. The address for The Janet Schneider Revocable Trust is 3500 Alpine Drive, Casper, WY 82601.
(17) The  number of shares of Class A Common  Stock in the table is based upon a
     Schedule 13G, dated September 10, 1997, filed by MacKay-Shields Financial Corporation ("MacKay-Shields") with respect to the Class A Common Stock. MacKay-Shields, an investment adviser, is the beneficial owner of 3,798,934 shares of Class A Common Stock as a result of acting as investment adviser to various clients. The Schedule 13G reflects that MacKay-Shields has shared voting power and shared disposition power over said shares, which includes 2,559,525 shares of Class A Common Stock and 1,239,409 shares of Class A Common Stock that may be acquired upon conversion of the Convertible Preferred Stock-Series A of the Company. The address of MacKay-Shields Financial Corp. is 9 West 57th Street, New York, NY 10019.

(18) The  number of shares of Class A Common  Stock in the table is based upon a
     Schedule 13G, dated July 23, 1998, filed by Everest Capital Limited ("Everest") and Everest Capital Master Fund, L.P. ("Everest Fund"), to which Everest is the general partner. The Schedule 13G reflects that Everest has sole voting power and disposition power over 952,685 shares of Class A Common Stock and, with Everest Fund, shared voting and disposition power over 1,641,515 shares of Class A Common Stock. The address of Everest and Everest Fund is The Bank of Butterfield Building, 65 Front Street, 6th Floor, Hamilton HM JX, Bermuda.
(19) The  number of shares of Class A Common  Stock in the table is based upon a
     Schedule 13G, dated July 9, 1998, filed by Capital Research and Management Company ("Capital Research") with respect to the Class A Common Stock.
     Capital Research, an investment adviser, is the beneficial owner of 2,475,000 shares of Class A Common Stock as a result of acting as investment adviser to various investment companies. The Schedule 13G reflects that Capital Research has no voting power over said shares and sole disposition power over 2,475,000 shares of Class A Common Stock. The address of Capital Research and Management is 333 South Hope Street, Los Angeles, California 90071.

         No equity securities in any subsidiary of the Company, including directors' qualifying shares, are owned by any of the Company's executive officers or directors, except as stated below.

         The following executive officers and directors own options to purchase ordinary shares of United Pan-Europe Communications N.V., a Dutch company and a subsidiary of the Company ("UPC"): (i) Mr. Mark L. Schneider beneficially owns options to purchase 650,000 ordinary shares, of which 270,833 are exercisable as of October 15, 1998 and within 60 days thereof, and (ii) Mr. Riordan beneficially owns options to purchase 350,000 ordinary shares, of which 145,833 are exercisable as of October 15, 1998 and within 60 days thereof.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

GENERAL

         The number of members of the Company's Board is currently fixed at ten. The Company's Restated Certificate of Incorporation provides for a classified Board of Directors, which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company. For purposes of determining their terms, directors are divided into three classes. The Class I directors, whose terms expire at the 2000 annual stockholders' meeting, include Messrs. Carollo, Lawrence J. DeGeorge, Ressler and Mark L. Schneider. The Class II directors, whose terms expire at the Meeting, include Messrs. Lawrence F. DeGeorge and Spector. The Class III directors, whose terms expire at the 1999 annual stockholders' meeting, include Messrs. Rochelle and Gene W. Schneider. The Board appointed Messrs. John P. Cole, Jr. and John F. Riordan to the Board effective March 20, 1998, to serve until the Meeting. Upon election, Messrs. Cole and Riordan will serve as Class II and Class III directors, respectively. Each director elected at each such meeting will serve for a term ending on the date of the third annual stockholders ' meeting after his election or until his successor shall have been duly elected and qualified.

         Proxies are solicited in favor of the nominees for the Class II directors named below with the term of office of each to continue until the 2001 annual stockholders' meeting. Proxies are also solicited in favor of John P. Cole, Jr. to be elected as a Class II director to serve until the 2001 annual stockholders' meeting, and in favor of John F. Riordan to be elected as a Class III director to serve until the 1999 annual stockholders' meeting. The persons named in the accompanying proxy will vote for the election of the four nominees, with the term of office of each to continue as stated above or until his successor shall have been duly elected and qualified, unless authority to vote is withheld. In the event that any of the nominees should be unable to serve as a director, an event that the Company does not presently anticipate, votes will be cast for the election of such other person, if any, designated by the Board, or if none is so designated prior to the election, votes will be cast according to the judgement in such matters of the person or persons voting the proxy.

         The following lists the four nominees for election as directors of the Company and the six directors of the Company whose term of office will continue after the Meeting, including the age of each person, the position with the Company or principal occupations of each person, certain other directorships held and the year each person became a director of the Company. The numbers of shares of Common Stock beneficially owned by each such person as of October 15, 1998, are set forth in "Security Ownership of Certain Beneficial Owners and Management" above.

NOMINEES FOR ELECTION AS DIRECTORS

         LAWRENCE F. DEGEORGE, 52, has been a director of the Company since June 1997. Since 1991, Mr. DeGeorge has directed venture capital investments in telecommunications and biotechnology as Chief Executive Officer of LPL Group, Inc., LPL Investments Group, Inc., LPL Management Group, Inc. and DeGeorge Holding Ltd. Mr. DeGeorge is also a director of CompleTel, LLC, a multinational provider of switched, local telecommunications and related services. He served as President of Amphenol Corporation from May 1989 to January 1991 and Executive Vice President and Chief Financial Officer from September 1986 to May 1989. He was also Director of Amphenol Corporation from June 1987 until January 1991. Mr. De George is a director of Advance Display Technologies, Inc.

         BRUCE H. SPECTOR, 56, has been a director of the Company since October 1993. From October 1992 through 1994, Mr. Spector served as a consultant to Apollo Advisors, L.P., which through several funds represents institutional investors with respect to corporate acquisitions and securities investments. In 1995, Mr. Spector became a partner of Apollo Advisors, L.P. Prior to joining Apollo Advisors, L.P., Mr. Spector was a senior member of the Los Angeles law firm of Stutman, Treister & Glatt Professional Corporation for nearly 25 years. Mr. Spector is a director of Telemundo Group, Inc., Metropolis Realty Trust, Inc., NextHealth, Inc. and Vail Resorts, Inc.

         JOHN P. COLE, JR., 68, has been a director of the Company since March 1998. Mr. Cole has practiced law in Washington, D.C. since 1956 and has been counsel over the years in many landmark proceedings before the Federal Communications Commission, reflecting the development of the cable industry. In 1966, he founded the law firm of Cole, Raywid & Braverman, a 30 lawyer firm specializing in all aspects of communications and media law. Mr. Cole is also a director of Century Communications Corporation.

         JOHN F. RIORDAN, 55, has been a director of the Company since March 1998. In March 1998, the Company appointed Mr. Riordan Executive Vice President of United Pan-Europe Communications NV, a wholly-owned subsidiary of the Company ("UPC"). In September 1998, he also assumed the position of President of Advanced Communications for UPC, where he oversees the implementation of UPC's Internet/data services and digital distribution network. From 1992 until November 1998, Mr. Riordan served as Chief Executive Officer of Princes Holdings Limited, a multi-channel television operating company in Ireland in which the Company held a 20% interest until November 1998. From 1987 to 1990, Mr. Riordan served as chairman of the Riordan Group, a company that has made several acquisitions in the specialist tile manufacturing business and was taken public on the London Stock Exchange.

         The Board of Directors recommends a vote FOR each nominee.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

         CURTIS W. ROCHELLE, 82, has been a director of the Company since April 1993 and was a director of United International Holdings, a Colorado general partnership (the "Partnership"), from September 1989 until its dissolution in December 1993. He is a rancher in Rawlins, Wyoming, and the owner of Rochelle Livestock. Mr. Rochelle served as a director of United Artists Entertainment Company ("United Artists") from December 1988 to November 1991 and as a director of United Cable Television Corporation ("United Cable") from 1974 to 1989.

         GENE W. SCHNEIDER, 72, has served as Chairman of the Board of Directors of the Company since its inception in May 1989 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Schneider has also served as the Company's Chief Executive Officer since October 1995. He currently serves on the Supervisory Board of UPC. From October 1995 until September 1998, Mr. Schneider served as the Company's President. From May 1989 until November 1991, Mr. Schneider was Chairman of United Artists, then the third-largest cable television company. He was a founder of United Cable in the early 1950s and, as its Chairman and Chief Executive Officer, built United Cable into the eighth-largest multiple system operator prior to merging with United Artists. He has been active in cable television affairs and has served on numerous National Cable Television Association ("NCTA") committees and special projects since NCTA's inception in the early 1950s. Mr. Schneider is also Chairman of the Board of Advance Display Technologies, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

         ALBERT M. CAROLLO, 84, has been a director of the Company since April 1993 and was a director of the Partnership from December 1990 until its dissolution in December 1993. Mr. Carollo is the Chairman of Sweetwater Television Company, a cable company, and served as its President from 1955 until 1997. Mr. Carollo served as a director of United Artists from December 1988 to November 1991 and as a director of United Cable from 1974 until 1989.

         LAWRENCE J. DEGEORGE, 81, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. DeGeorge served as Chairman of the Board and Chief Executive Officer of Amphenol Corporation, a major international manufacturer of electrical, electronic and fiber-optic connectors, cable and cable assemblies, from May 1987 until its sale in May 1997. Mr. DeGeorge also served as the Chief Executive Officer of Amphenol Corporation's subsidiary, Times Fiber Television Communications, Inc., a major U.S. manufacturer of coaxial cable for the cable television industry, from 1985 until the sale of Amphenol Corporation.

         ANTONY P. RESSLER, 38, has been a director of the Company since October 1993. Mr. Ressler is one of the founding principals of Apollo Advisors, L.P. and Ares Management, L.P., financial advisors to and representatives for institutional investors with respect to securities investments. Mr. Ressler is also a director of Allied Waste Industries, Inc., Vail Resorts, Inc., and Koo Koo Roo Enterprises, Inc.

         MARK L. SCHNEIDER, 43, has been a director of the Company since April 1993. Mr. Schneider has been Executive Vice President of the Company and President and Chief Executive Officer of UIH Europe/Middle East Communications, Inc., a wholly-owned subsidiary of the Company, since December 1996. In April 1997, Mr. Schneider also became Chief Executive Officer of UPC. From April 1997 until September 1998, Mr. Schneider served as President of UPC, and from May 1996 to December 1996, he served as the Chief of Strategic Planning and Operational Oversight of the Company. He served as President of the Company from July 1992 until March 1995 and as Senior Vice President of the Company from May 1989 until July 1992. Prior to joining the Company, he served as Vice President of Corporate Development at United Cable from March 1987 until May 1989. Mr. Schneider is a director of Advance Display Technologies, Inc.

         Effective March 20, 1998, William J. Elsner and Joseph E. Giovanini resigned as directors of the Company. Mr. Elsner had been a director since 1989, and Mr. Giovanini had been a director since 1993. Following such resignations, the remaining members of the Board appointed John P. Cole, Jr. and John F. Riordan to the Board as stated above.

         Gene W. Schneider and Mark L. Schneider are father and son, and Lawrence J. DeGeorge and Lawrence F. DeGeorge are father and son. No other family relationships exist between any other executive officers or directors of the Company.

COMMITTEES AND MEETINGS

         The Company has an Audit Committee and a Compensation Committee. There is no standing nomination committee of the Board.

         AUDIT COMMITTEE. The members of the Audit Committee are Messrs. Carollo, Cole and Lawrence J. DeGeorge. The Audit Committee is charged with reviewing and monitoring the Company's financial reports and accounting practices to ascertain that they are within acceptable limits of sound practice, to receive and review audit reports submitted by the Company's independent auditors and to make such recommendations to the Board as may seem appropriate to the Audit Committee to assure that the interests of the Company are adequately protected and to review all related party transactions and potential conflict-of-interest situations. The Audit Committee of the Company held one meeting during Fiscal 1998.

         COMPENSATION COMMITTEE. The members of the Compensation Committee during Fiscal 1998 (the "Committee") were Messrs. Carollo, Lawrence F. DeGeorge, Lawrence J. DeGeorge, Elsner, Giovanini, Ressler, Rochelle and Spector. The Committee held three meetings during Fiscal 1998. The Committee administers the Company's employee stock option plans, and in this capacity approves all option grants to Company officers and executives under the Company's 1993 Stock Option Plan. It also makes recommendations to the Board of Directors with respect to the compensation of the Chairman of the Board and Chief Executive Officer and approves the compensation paid to other senior executives. The Committee's report for Fiscal 1998 is included in this Proxy Statement.

         During Fiscal 1998, the Board had nine meetings, either in person or via telephonic conference. Except for Messrs. Elsner and Ressler, none of the directors attended fewer than 75% of the meetings of the Board or of any committee of which he is a member.

                   PROPOSAL 2 - APPROVAL OF THE DIRECTOR PLAN

         On March 20, 1998, the Board adopted the United International Holdings, Inc. Stock Option Plan for Non-Employee Directors (the "Director Plan"), and directed that the Director Plan Proposal be submitted to a vote of the stockholders of the Company at the Meeting. The purpose of the Director Plan is to provide a means whereby non-employee directors of the Company are encouraged to continue as a director of the Company and are encouraged to invest in the capital stock of the Company, thereby increasing such directors' personal interest in the continued success and progress of the Company and its subsidiaries. In addition to the Director Plan, the Company has a Stock Option Plan for Non-Employee Directors effective June 1, 1993 (the "1993 Plan"). Pursuant to the 1993 Plan, any new member to the Board, who is not an employee of the Company, receives options for 20,000 shares of Class A Common Stock. The 1993 Plan will remain in effect.

         SUMMARY. Only non-employee directors of the Company may receive awards ("Director Options") under the Director Plan. The Board has the sole authority to grant awards under the Director Plan to non-employee directors. The Director Plan and the existing grants thereunder are subject to, and will become effective upon, approval of the Director Plan Proposal by the requisite vote of the stockholders at the Meeting.

         Under the Director Plan, the Board has granted to each of Messrs. Carollo, Lawrence J. DeGeorge, Ressler, Rochelle and Spector options to purchase 15,000 shares of Class A Common Stock and to each of Messrs. Cole and Lawrence
F. DeGeorge options to purchase 35,000 shares of Class A Common Stock. Under the 1993 Plan each of the non-employee directors also hold options for 40,000 shares of Class A Common Stock (post stock split), except Messrs. Cole and Lawrence F. DeGeorge who each hold options for 20,000 shares of Class A Common Stock under the 1993 Plan. The exercise price of all such stock options equals fair market value on the date of the respective grants and range from $9.50 to $17.75 per share. Each outstanding Director Option vests evenly over a 48-month period. Each outstanding option under the 1993 Plan vests 25% on the first anniversary of the respective dates of grant and then evenly over the next 36 months. The options are exercisable on a cumulative basis upon vesting.

         Except for such grants described above, the benefits or amounts that will be granted in the future under the Director Plan to eligible non-employee directors are not determinable because the Board may choose to make awards or may choose to decline to make awards in accordance with the Board's then existing policies and the terms of the Director Plan. The Director Plan will terminate when the Board adopts a resolution to that effect.

         The market value of the Class A Common Stock subject to award under the Director Plan (including shares attributable to the grants described above) is $5,187,500 of Class A Common Stock. Such market value is based on the maximum number of shares to be awarded under the Director Plan multiplied by $10.375, the last reported sales price of the Class A Common Stock on the NASDAQ National Market on October 15, 1998. The principal features of the Director Plan are summarized below.

         NUMBER OF SHARES. The Director Plan provides for grants to be made of options to purchase a maximum of 500,000 shares of Class A Common Stock. The number of shares is subject to adjustment on account of stock splits, stock dividends, recapitalization and other dilutive changes in Class A Common Stock. Shares that are subject to Director Options that expire or terminate for any reason without having been exercised will be returned to the pool of such shares underlying Director Options available for grant under the Director Plan.

         OPTION GRANTS AND EXERCISES. Grants under the Director Plan to non-employee directors may be made by the Board at any time. Such grants are in the sole discretion of the Board as to number and date of grant and vesting thereof. The Director Plan provides that the per share exercise price of any Director Option granted under the Director Plan will be equal to the fair market value of the Class A Common Stock on the date the Director Option is granted. In general, fair market value is determined by reference to the last sale price for shares of the Class A Common Stock as reported on the NASDAQ National Market on the date of the grant. Director Options granted pursuant to the Director Plan will be non-qualified stock options, which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Director Options granted under the Director Plan will vest and become exercisable evenly over a 48-month period or as otherwise determined by the Board at the time of grant. The method of payment of the exercise price of a Director Option may consist of (i) cash or certified funds, (ii) the surrender of a number of shares of Class A Common Stock that have been held by the optionee for more than six months, (iii) a broker's transaction by directing the Company to issue the certificate for the Class A Common Stock to a broker who will sell all or a portion thereof to pay the exercise price or make a loan to the optionee to permit him to pay the exercise price, or (iv) any combination thereof, at the election of the optionee. Shares so surrendered in payment in whole or in part of the Director Option exercise price and applicable withholding taxes will be valued at their fair market value on the date the notice of exercise is delivered to the Company.

         TERM OF DIRECTOR OPTIONS. Each Director Option granted pursuant to the Director Plan will terminate upon the earliest to occur of the following: (i) the expiration of 10 years following the date of grant of the Director Option,
(ii) removal from the Board for cause, (iii) the expiration of one year following the date upon which the optionee ceases to be a director of the Company by reason of death or disability, or (iv) the expiration of three months following the date on which the optionee voluntarily ceases his status as a director. In the event an optionee ceases to serve as a director of the Company by reason of death or disability, the vesting of each outstanding Director Option held by such optionee shall be accelerated. In the event the optionee voluntarily ceases to be a director, the Director Option may be exercised only to the extent it was vested at the date the director relationship terminated and only if it had not expired according to its terms.

      CHANGE IN CONTROL. Upon a "change in control", the vesting of all outstanding Director Options will be accelerated effective as of such change in control. Change in control will be deemed to have occurred if (i) 30% or more of the total number of votes that may be cast for the election of directors of the Company is acquired by persons or entities without the prior approval of at least a majority of the members of the Board unaffiliated with such acquiror, or
(ii) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during such period, unless the election of any new directors was approved by at least a majority of the members of the Board in office immediately prior to such period and of the new directors so approved. Notwithstanding the foregoing, no Director Option will become exercisable by virtue of the occurrence of a change in control if the optionee or any group of which that optionee is a member is the person whose acquisition constituted the change in control.

         MERGER AND REORGANIZATION. In the event of (i) any consolidation or merger of the Company (other than a merger or consolidation in which the Company is the continuing company and that does not result in any changes in the outstanding Class A Common Stock), with another corporation or entity, (ii) the sale of all or substantially all of the property of the Company (other than a sale in which the Company continues as a holding company of an entity that conducts the business formerly conducted by the Company), or (iii) the dissolution or liquidation of the Company, all outstanding Director Options will automatically terminate when the event occurs if the Company gives the optionees 30 days' prior written notice of the event. Notice is not required, however, if the successor or purchaser, as the case may be, makes adequate provision for the assumption of the outstanding Director Options or substitution of new options on terms comparable to the Director Options. When the notice is given, all outstanding Director Options fully vest and can be exercised prior to the event.

         DISTRIBUTIONS. If the Company shall at any time distribute with respect to the Class A Common Stock assets or securities of another, then the exercise price of the outstanding Director Options will be adjusted to reflect the fair market value (as determined by the Board) of the assets or securities distributed. If the Company shall at any time distribute with respect to the Class A Common Stock shares of its capital stock (other than Class A Common Stock) or evidences of indebtedness, then a proportionate part of such capital stock or evidences of indebtedness shall be set aside for each outstanding Director Option.

         ADMINISTRATION AND AMENDMENTS. The Director Plan will be administered by the Board. Members of the Board who are eligible for Director Options may vote on matters affecting administration of the Director Plan. The Board may amend the Director Plan in any respect at any time, except that no such amendment (i) shall impair any Director Option theretofore granted without the consent of the optionee thereof, or (ii) shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (or any successor applicable rule), or to the extent stockholder approval is otherwise required by applicable legal requirements.

         FEDERAL INCOME TAX CONSEQUENCES. The following summary generally describes the principal Federal (but not state and local) income tax consequences of the Director Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular optionee or the Company. The provisions of the Code relating to these matters are complex and their impact in any case may depend upon the particular circumstances.

         In general, the grant of a Director Option will not result in taxable income to the optionee or a deduction to the Company for Federal income tax purposes. Upon exercise of a Director Option, the Company will be entitled, for Federal income tax purposes, to a tax deduction and the optionee will recognize ordinary income. The amount of such deduction and income generally will equal the amount by which the fair market value of the shares acquired on the date the Director Option is exercised exceeds the Director Option exercise price of the shares if the shares received on exercise are transferable and not subject to a substantial risk of forfeiture at such time. In general, the shares received on exercise of a Director Option will be transferable and will not be subject to a substantial risk of forfeiture. However, if the sale of shares acquired upon exercise of a Director Option would subject the optionee to liability under
Section 16(b) of the Securities Exchange Act of 1934, as amended, which requires certain "insiders" to pay to the Company any profits received from certain purchases and sales of equity securities of the Company, the optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction) equal to the amount by which the fair market value of the shares acquired exceeds the Director Option exercise price for the shares on the earlier of (i) the date that the optionee is no longer subject to liability under said Section 16(b) or (ii) six months after the date the Director Option is exercised. An optionee subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, may, however, recognize ordinary income (and the Company will be entitled to a corresponding tax deduction) at the time the Director Option is exercised if the optionee makes an election under Section 83(b) of the Code.

         If a Director Option is exercised through the delivery of shares previously owned by the optionee, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise.

         Any difference between the basis of the shares acquired through the exercise of a Director Option (the Director Option exercise price plus the ordinary income recognized) and the amount realized upon a subsequent sale of such shares will be treated as a short-term or long-term capital gain or loss, depending on the length of the period such shares are held prior to sale. Currently, long-term capital gains are taxed to an individual at a maximum rate of 20% as opposed to a maximum rate of 39.6% for ordinary income.

         The Board of Directors recommends a vote FOR this proposal to approve the Director Plan.

                PROPOSAL 3 - APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to stockholder ratification, the Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending February 28, 1999.

         Representatives from Arthur Andersen LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors.

                                   MANAGEMENT

         EXECUTIVE OFFICERS. The following lists the executive officers of the Company, their ages, a description of their business experience and their positions with the Company as of October 15, 1998. All officers are appointed for an indefinite term, serving at the pleasure of the Board.

         GENE W. SCHNEIDER, 72, has served as Chairman of the Board of Directors of the Company since its inception in May 1989 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Schneider has also served as the Company's Chief Executive Officer since October 1995. From October 1995 until September 1998, Mr. Schneider served as the Company's President. Since July 1995, Mr. Schneider has served on the Supervisory Board of UPC.

         MICHAEL T. FRIES, 35, has served as President of the Company since September 1998. He has also served as President and Chief Executive Officer of UIH Asia/Pacific Communications, Inc., a majority owned subsidiary of the Company ("UAP"), since June 1995 and December 1996, respectively. In addition, since September 1998, Mr. Fries has served as the President and Chief Executive Officer of UIH Latin America, Inc., a wholly-owned subsidiary of the Company ("UIH LA"). Prior to becoming President of UAP, Mr. Fries served as Senior Vice President, Development in which capacity he was responsible for managing the Company's acquisitions and new business development activities since March 1990, including the Company's expansion into the Asia/Pacific, Latin America and European markets. Mr. Fries has served on the Supervisory Board of UPC since September 1998.

         MARK L. SCHNEIDER, 43, has been a director of the Company since April 1993. Mr. Schneider has been Executive Vice President of the Company and President and Chief Executive Officer of UIH Europe/Middle East Communications, Inc. since December 1996. In April 1997, Mr. Schneider also became Chief Executive Officer of UPC. From April 1997 until September 1998, Mr. Schneider served as President of UPC, and from May 1996 to December 1996, he served as the Chief of Strategic Planning and Operational Oversight of the Company. He served as President of the Company from July 1992 until March 1995 and as Senior Vice President of the Company from May 1989 until July 1992.

         Effective September 18, 1998, J. Timothy Bryan resigned as the Chief Financial Officer, Treasurer and Assistant Secretary of the Company and assumed the position of President of UPC. In March 1998, Nimrod J. Kovacs resigned as Senior Vice President of the Company and assumed the duties of Managing Director UPC-Eastern Europe. David J. Leonard served as Senior Vice President of the Company and President and Chief Executive Officer of UIH LA from July 1996 and December 1997, respectively, until his resignation from the Company in October 1998.

         SENIOR MANAGEMENT. The following lists other officers who are not executive officers of the Company but who make significant contributions to the Company and it subsidiaries.

         J. TIMOTHY BRYAN, 37, has served as the President of UPC and as a member of its Management Board since September 1998. From December 1996 until September 1998, Mr. Bryan served as the Chief Financial Officer, Treasurer and Assistant Secretary of the Company. Prior to joining the Company, Mr. Bryan served as Vice President and Treasurer of Jones Financial Group, Inc., an affiliate of Jones International Limited and Jones Intercable, Inc., from 1993 to December 1996, and as Treasurer of Jones Intercable, Inc. from 1990 to 1993. In such positions, Mr. Bryan was primarily responsible for public and private capital formation.

         VALERIE L. COVER, 41, has served as the Controller for the Company since October 1990 and as a Vice President of the Company since December 1996. Ms. Cover is responsible for the accounting, financial reporting and information technology functions of the Company. Prior to joining the Company, she was the Director of Corporate Accounting at United Artists from May 1989 until October 1990 and Manager of Financial Reporting at United Cable from June 1986 until May 1989.

         JOHN C. PORTER, 41, has served as the Chief Operating Officer of UAP since January 1997, and has served as the Managing Director of Austar Entertainment Pty Limited, which became an indirect subsidiary of the Company in 1997, since July 1997. In these positions, Mr. Porter is senior operating liaison for telecommunications projects in the Asia/Pacific region. From 1995 until January 1997, Mr. Porter served as the Chief Operating Officer for Austar Entertainment Pty Limited, where he was responsible for the design and deployment of such company's multi-channel multi-point distribution system/satellite/cable television network. Prior to joining Austar Entertainment Pty Limited, Mr. Porter served as the President of the Ohio Division of Time Warner, Inc., which had over 250,000 cable customers.

         JOHN R. RIORDAN, 55, has served as Executive Vice President of UPC since March 1998. Mr. Riordan is also a director of the Company. In September 1998, he also assumed the position of President of Advanced Communications for UPC where he oversees the implementation of UPC's Internet/data services and digital distribution network. From 1987 to 1990, Mr. Riordan served as chairman of the Riordan Group, a company that has made several acquisitions in the specialist tile manufacturing business and was taken public on the London Stock Exchange.

         ELLEN P. SPANGLER, 50, has served as Senior Vice President of Business and Legal Affairs and Secretary of the Company since December 1996. Ms. Spangler is responsible for the legal operations of the Company. Prior to assuming her current positions, she served as a Vice President of the Company and her responsibilities included business and legal affairs, programming and assisting on development projects. Prior to joining the Company in January 1991, she served as Director of Business Affairs, Programming at TeleCommunications, Inc. ("TCI") from 1987 to 1991 and as Acquisitions Counsel at TCI from 1984 to 1987.

         TINA WILDES, 38, became the Senior Vice President of Operations and Development Oversight of the Company in May 1998. From October 1997 until May 1998, Ms. Wildes served as Senior Vice President of Programming for the Company. From December 1993 until October 1997, Ms. Wildes served as a Regional Vice President of UIH LA. Prior to that time, Ms. Wildes served as either a director or vice president of development, programming and operations for several of the Company's operations in Sweden, Norway, Malta, Israel, Spain and Portugal since 1988. Before joining the Company, Ms. Wildes served as Director of Marketing and Operations for United Cable from 1985 until 1988 and as MIS Manager and Management Trainee in United Cable's Denver, Colorado cable system from 1983 until 1985.

EXECUTIVE COMPENSATION

         The following table sets forth the aggregate annual compensation for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered during the fiscal years ended February 28, 1998, February 28, 1997 and February 29, 1996 ("Fiscal 1998," "Fiscal 1997" and "Fiscal 1996," respectively).

                                         Summary Compensation Table
                                         --------------------------

                                                       Annual                                Long-Term
                                                    Compensation                            Compensation
                                 ----------------------------------------------------       -------------

                                                                            Other            Securities
          Name and                                                          Annual           Underlying           All Other
      Principal Position         Year         Salary($)     Bonus($)     Compensation       Options(#)(1)      Compensation($)
------------------------------   ----         ---------   -----------    ------------       -------------      ---------------
Gene W. Schneider                1998         $382,981    $       --      $    --                   --            $5,599(2)
Chairman of the Board,           1997         $352,212    $       --      $    --              100,000            $5,529(2)
President (until 9/98)           1996         $332,539    $       --      $    --               40,000            $5,411(2)
and Chief Executive Officer

Mark L. Schneider                1998         $318,750    $       --      $86,190(3)                --            $  486(4)
Executive Vice President         1997         $300,000    $       --      $    --               60,000            $  486(4)
President and Chief Executive    1996         $301,414    $       --      $    --               36,000            $1,780(4)
Officer, UIH
Europe/Middle East
Communications, Inc.

Michael T. Fries(5)              1998         $254,269    $       --      $30,824(3)                --            $5,627(6)
Senior Vice President            1997         $233,962    $       --      $    --               10,000            $5,533(6)
President and Chief Executive    1996         $221,692    $       --      $    --               35,000            $5,498(6)
Officer, UIH Asia/Pacific
Communications, Inc.

Nimrod J. Kovacs(5)              1998         $248,981    $       --      $    --                   --            $5,499(8)
Senior Vice President            1997         $239,442    $1,698,747(7)   $    --               55,000            $5,467(8)
President, UIH Programming,      1996         $236,808    $       --      $    --               10,000            $5,400(8)
Inc.

David J. Leonard (until 10/98)   1998         $244,808    $  500,000(9)   $    --               20,000            $8,712(10)
Senior Vice President            1997         $219,038    $       --      $    --               40,000            $5,153(10)
President and Chief  Executive   1996         $201,539    $       --      $    --               25,000            $5,139(10)
Officer, UIH Latin America, Inc.

----------
(1) Amounts represent the number of options with respect to shares of the Company's Class A Common Stock granted to such executive officers of the Company under the Company's 1993 Stock Option Plan, as amended (the "Employee Plan").
(2) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $4,951, $4,833 and $4,691 for Fiscal 1998, 1997 and 1996, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Schneider's benefit.
(3) Amounts represent payments for living expenses, including rent, relating to foreign assignments.
(4) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $0, $0 and $1,294 for Fiscal 1998, 1997 and 1996, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Schneider's benefit.
(5) In September 1998, Mr. Fries became President of the Company and, upon Mr. Leonard's resignation, became President of UIH LA. In March 1998, Mr. Kovacs became Managing Director/Eastern Europe of UPC.
(6) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $4,979, $4,837 and $4,778 for Fiscal 1998, 1997 and 1996, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Fries' benefit.
(7) Mr. Kovacs received this bonus from Kabelkom Holding Company, a Hungarian company in which the Company owned an approximate 23.5% proportionate interest at February 28, 1997.
(8) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $4,851, $4,771 and $4,680 for Fiscal 1998, 1997 and 1996, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Kovacs' benefit.
(9) Mr. Leonard received accelerated vesting and payment for phantom options under the UIH Latin America, Inc. Stock Option Plan in connection with the sale of the Company's Argentine assets.
(10) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $8,064, $4,457 and $4,419 for Fiscal 1998, 1997 and 1996, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Leonard's benefit.


         The following table sets forth information concerning options granted by the Company to each of the executive officers named in the Summary Compensation Table above during Fiscal 1998.

                      Option Grants in Last Fiscal Year(1)
                      ------------------------------------


                                                                                    Potential Realizable Value
                                                                                      at Assumed Annual Rate
                                               Individual                           of Stock Price Appreciation
                                                 Grants                                for Option Term(2)
                            ---------------------------------------------------    ------------------------------
                             Number of    Percentage of
                            Securities    Total Options
                            Underlying     Granted to     Exercise
                              Options     Employees in     Price     Expiration
                            Granted(#)    Fiscal Year      ($/S)        Date         5%($)               10%($)
                            ----------    -------------   --------   ----------     --------           ----------
Gene W. Schneider.......          --           --              --          --             --                 --
Mark L. Schneider.......          --           --              --          --             --                 --
Michael T. Fries........          --           --              --          --             --                 --
Nimrod J. Kovacs........          --           --              --          --             --                 --
David J. Leonard........      20,000         4.6%         $10.875    12/29/98(3)    $136,785           $346,639

(1) The stock options granted during Fiscal 1998 vest in equal monthly increments over the four-year period following the date of the grant. Vesting of the options granted would be accelerated upon a change of control of the Company as defined in the Employee Plan.
(2) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Company's Class A Common Stock, continued employment of the optionee through the term of the options and other factors.
(3) Effective October 1, 1998, Mr. Leonard resigned from the Company. As a result, the expiration date of his options has been accelerated to December 29, 1998.

     The following table sets forth information concerning unexercised options held by each of the executive officers named in the Summary Compensation Table above as of the end of Fiscal 1998.

                    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                    ---------------------------------------------------------------------------------


                                                                        Number of Securities        Value of Unexercised
                                                                       Underlying Unexercised           In-the-Money
                                                                       Options at FY-End (#)       Options at FY-End ($)
                                                                     -------------------------    -------------------------
      Name                                                           Exercisable Unexercisable    Exercisable Unexercisable
      ----                                                           -------------------------    -------------------------
Gene W. Schneider.............................................         205,834      84,166         $812,240     $128,385
Mark L. Schneider.............................................         191,500      54,500         $791,094     $ 77,031
Michael T. Fries..............................................         146,250      18,750         $712,787     $ 12,838
Nimrod J. Kovacs..............................................         125,833      39,167         $399,961     $ 50,364
David J. Leonard..............................................         114,792      50,208         $374,079     $125,702

CONSULTING AGREEMENTS

         MARK L. SCHNEIDER. On June 1, 1995, the Company entered into a Consulting Agreement (the "Agreement") with Mark L. Schneider, who until that time had served as the Company's President. Mr. Schneider's Agreement, which is for a term ending on May 31, 2000, contains the following primary terms. Although the Agreement provides that Mr. Schneider will be available for up to 90 days each calendar year to serve as a consultant, Mr. Schneider and the Company have agreed that Mr. Schneider will work full time for the Company as Chief Executive Officer of UPC. Until December 1, 1997, Mr. Schneider received an annual fee of $300,000, thereafter the Company increased such fee to $375,000. In addition, Mr. Schneider receives insurance and other perquisites that are available to him in his capacity as an Executive Vice-President of the Company or that are otherwise made available to top executives of the Company.

         All of Mr. Schneider's unvested stock options vested as of the date of the Agreement. He will be entitled to receive additional stock options during the consulting period, in an amount to be determined by the Board upon the recommendation of the Chairman of the Company, but shall be entitled to receive at least options to purchase a number of shares of the Company equal to 90% of the average number of shares provided in options granted to the Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Executive Vice President. In June 1995, Mr. Schneider received stock options to purchase 36,000 shares of Class A Common Stock at an exercise price of $15.75 per share, and in December 1996, Mr. Schneider received stock options to purchase 60,000 shares of Class A Common Stock at an exercise price of $12.75 per share.

         The Agreement is terminable by the Company or by Mr. Schneider. If the Agreement is terminated by the Company, Mr. Schneider will be entitled to the benefits provided in the Agreement. If it is terminated by Mr. Schneider, benefits will terminate as of the date of termination.

         Mr. Schneider has agreed that he will not enter into certain businesses that would be competitive with the Company. This Agreement provides for indemnification of Mr. Schneider by the Company to the full extent permitted by its Certificate of Incorporation or Bylaws, any standard indemnity agreement between the Company and its officers and directors or by applicable law. Mr. Schneider and the Company have executed mutual releases.

COMPENSATION OF DIRECTORS

         The Company compensates its outside directors at $500 per month and $1,000 per board and committee meeting ($500 for certain telephonic meetings) attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board. In addition, under the 1993 Plan, each non-employee director received options for 20,000 shares of Class A Common Stock upon the effective date of the 1993 Plan or upon election to the Board, as the case may be. Of the options granted as of October 15, 1998, under the 1993 Plan for an aggregate of 360,000 shares of Class A Common Stock, options for 140,000 shares were granted prior to a two-for-one stock split in March 1994, resulting in options for 280,000 shares of Class A Common Stock. Options granted under the 1993 Plan vest 25% on the first anniversary of the respective dates of grant and then evenly over the next 36-month period. Such vesting is accelerated upon a "change of control" of the Company. For a description of a "change in control" see "Proposal 2-Approval of the Director Plan - Change in Control" above, which description is also in the 1993 Plan.

         Subject to approval of the Director Plan Proposal by the stockholders at the Meeting, non-employee directors will also participate in the Company's Director Plan pursuant to which each non-employee director, except Messrs. Cole and Lawrence F. DeGeorge, has been granted options to acquire 15,000 shares of Class A Common Stock at the fair market value of the shares at the time of the grant. Messrs. Cole and Lawrence F. DeGeorge have each been granted options for 35,000 shares of Class A Common Stock under the Director Plan. Such options have also been granted at the fair market value of the shares at the time of grant. See "Proposal 2 - Approval of the Director Plan" for a description of the Director Plan. Additional participation in the Director Plan is at the discretion of the Board, subject to stockholder approval of the Director Plan Proposal at the Meeting.

         There are no other arrangements whereby any of the Company's directors received compensation for services as a director during Fiscal 1998 in addition to or in lieu of that specified by the aforementioned standard arrangement.

401(k) PLAN

         The Company  adopted the 401(k) Plan  effective  February 1, 1994.  The
401(k) Plan is intended to qualify under Section 401(a) of the Code, and provides for employee pre-tax contributions pursuant to Section 401(k) of the Code and matching Company contributions. It is expected that substantially all of the Company's employees who have satisfied the 401(k) Plan's age and service requirements will be eligible to participate in the 401(k) Plan. Eligible participants may contribute, on a pre-tax basis through payroll deduction, between 1% and 15% of their total pay each payroll period. The Company will match up to the first 6% of a participant's contributions each year at the rate of 50%. The Company's contribution may be made either in cash or in shares of the Company's Class A Common Stock, as determined by the Company in its sole discretion. Company contributions will vest at the rate of 25% per year, beginning upon the completion of one year of service with the Company. Participants in the 401(k) Plan will be permitted to withdraw funds during employment for certain specified hardship purposes. The Company has reserved the right to amend or terminate the 401(k) Plan at any time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Board in April 1993 established the Compensation Committee composed of members of the Board who are not employees of the Company. In June 1997, the Board passed a resolution appointing all outside directors of the Company to be members of the Committee. During Fiscal 1998, the Committee consisted of Messrs. Carollo, Lawrence F. DeGeorge, Lawrence J. DeGeorge, Elsner, Giovanini, Ressler, Rochelle and Spector. Except for Mr. Elsner, each of such Committee members are not and have not been officers of the Company or any of its subsidiaries. Mr. Elsner served as Chief Executive Officer of the Company from 1993 until October 1995. None of the executive officers of the Company has served as a director or member of a compensation committee of another company that had an executive officer also serving as a director or member of the Committee of the Company. Messrs. Elsner and Giovanini resigned from the Committee in March 1998.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         The Company's Restated Certificate of Incorporation eliminates the personal liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of indemnified parties.

         The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Restated Certificate of Incorporation and Bylaws. These agreements require the Company, among other things, to indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by any such person in certain actions or proceedings, including actions by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

         During the past five years, neither the above named executive officers nor any director of the Company has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and certain of its officers, and persons holding more than ten percent of the Company's Class A Common Stock are required to file forms reporting their beneficial ownership of the Company's Class A Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all forms so filed.

         Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to the Company, the Company believes that during the year ended February 28, 1998, its executive officers, directors and greater than ten percent beneficial owners complied on a timely basis with all Section 16(a) filing requirements, except that one report covering a disposition of securities was filed late by Mr. Elsner, a former director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         THE COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION PHILOSOPHY

         The Compensation Committee of the Board of Directors is responsible for structuring and implementing the Company's executive compensation program and for reviewing compensation paid to certain key management personnel. The Committee also administers the Employee Plan.

         The Company's compensation philosophy is based on the belief that the principal component of total executive compensation should be linked to stockholder return on investment as reflected in the appreciation in the price of the Company's Common Stock. In applying this philosophy, the Committee has implemented a compensation policy that seeks to attract and retain superior executives and to align the financial interests of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing a reasonable base salary to its executive officers and senior management while emphasizing the grant of equity-based incentives commensurate with their performance and level of responsibility. Given the nature of the
Company's business and its stage of development, any assessment of an executive's performance tends to be very subjective. The Company does not generally pay cash bonuses to its executive officers.

BASE SALARY

         The Committee believes base salary levels of its executive officers should be reasonable but not excessive. The Committee reviews and determines the base salaries for the Company's executive officers and other senior management every 12 to 16 months. A recommendation for specific base salaries for all executive officers is submitted to the Committee by the Company's Chief Executive Officer and Chairman for approval. The recommendation is based largely on the subjective assessment of the executives' experience, performance, level of responsibility and length of service with the Company, but also reflects the base salary paid to executives and other senior management recently hired by the Company relative to the salary of those whose compensation is being reviewed.

         The Chief Executive Officer and Chairman explains the factors on which the recommendation is based, discusses the responsibilities and performance of the persons whose compensation is being reviewed and responds to inquiries from the Committee. During Fiscal 1998, the Committee undertook a review of the compensation paid to its named executive officers and other key management. For such review the Committee reviewed compensation packages of the chief executive officers and certain other senior management of other companies in the telecommunications industry. Based on such review and the recommendation of the Chief Executive Officer and Chairman, the Committee then established new salary levels for its named executive officers, including the Chief Executive Officer. The Committee believes such new salary levels reflect the responsibilities of such officers and are necessary to retain such officers based on the salaries paid to officers in comparable positions in the media companies included in the survey.

EQUITY-BASED INCENTIVES

         To make its overall compensation package for executive officers and other senior management competitive with other companies in the cable/media industry, the Company emphasizes equity-based incentives rather than salary and bonuses. The Board believes that reliance upon such incentives is appropriate because they foster a long-term commitment to the Company and encourage employees to seek to improve the long-term appreciation in the market price of the Company's Class A Common Stock. Equity-based incentives are provided to the Company's executives and key employees through the Employee Plan. In general, executive officers and other employees are eligible for grants of stock options upon their employment by the Company. Options are typically granted at the fair market value of the Class A Common Stock on the date of grant and options typically vest over a period of four years. During Fiscal 1998, the Committee granted stock options for an aggregate of 195,000 shares of Class A Common Stock to one of the named executive officers and to four other senior officers. The Committee believes such grants are in the best interest of the Company and are consistent with its philosophy of providing equity-based incentives to retain talented management and to encourage such management to improve the long-term appreciation of the Company's Class A Common Stock. The Committee based its grants for Fiscal 1998, in part, upon the level of the executive or other key employees' responsibilities and contributions they have made to the Company's financial and strategic objectives.

FISCAL 1998 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

         The executive compensation policy described above is applied in establishing the base salary for the Company's Chief Executive Officer. In December 1997, the Committee increased the base salary of the Company's Chief Executive Officer from $365,000 to $450,000. The recommended base salary for the Chief Executive Officer in Fiscal 1998 represents a raise from the prior years salary and is based on the review and recommendations described above. Such salary is also intended to be at a level slightly higher than that of the other most highly compensated executive officers of the Company. The base salary bears no specific relationship to the Company's performance during the last fiscal year.

OTHER MATTERS

         Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1,000,000 is paid to the Chief Executive Officer of the Company or any one of the other four highest paid executive officers who were employed by the Company on the last day of the taxable year. However, certain "performance-based compensation", the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Company has structured the Employee Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.


                                COMPENSATION COMMITTEE (1)

                                Albert M. Carollo

                                Lawrence F. DeGeorge

                                Lawrence J. DeGeorge

                                Antony P. Ressler

                                Curtis W. Rochelle

                                Bruce H. Spector




(1)  The Board appointed Mr. Cole to the Committee after Fiscal 1998.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Class A Common Stock with the NASDAQ Composite Index (U.S. and Foreign) and a peer group of companies based on the NASDAQ Telecommunications Stocks Index (the "NASDAQ Telecom"). The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 on July 22, 1993. The Company has not paid any cash dividends on its Class A Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.


                       Value of $100 invested on 7/22/93*


                              [GRAPH APPEARS HERE]

      ANALYSIS
                                           7/22/93*     2/28/94       2/28/95       2/29/96      2/28/97      2/28/98
                                           --------     -------       -------       -------      -------      -------
      United International Holdings, Inc.  $100.00      $173.68       $165.79       $177.63      $107.89      $153.29
      NASDAQ Telecom                       $100.00      $109.82       $100.64       $132.68      $128.59      $221.00
      NASDAQ Composite (US)                $100.00      $112.72       $114.31       $159.27      $189.97      $259.88

     * All NASDAQ total return to stockholder figures are calculated on a monthly basis and quotations are as of July 30, 1993. The quotation for the Company is a July 22, 1993 opening quote.

                              CERTAIN TRANSACTIONS

THE APOLLO TRANSACTION

         Apollo  entered  into a  Standstill  Agreement  with the  Company  (the
"Standstill Agreement") in connection with Apollo's 1993 investment in the Company whereby Apollo agreed for a period ending seven years after the date of the Company's initial public offering not to purchase additional equity securities of the Company that, when aggregated with equity securities then held by Apollo, would exceed 32.27% of the outstanding equity securities of the Company unless such acquisition is approved by a majority of the disinterested members of the Board. Apollo has also agreed not to engage in the solicitation of proxies with respect to the Company during such seven-year period. A person purchasing Class B Common Stock from Apollo must become a party to the Standstill Agreement unless the transfer is made (i) in a tender offer approved by the Board or (ii) in the open market or in an underwritten public offering, in either case where the transferor does not know the identity of the ultimate purchaser and has no reason to believe that a person would acquire more than 10% of the outstanding shares or voting power of the Company's equity securities. A person purchasing Class A Common Stock from Apollo must become a party to the Standstill Agreement unless the transferor has no reason to believe that the ultimate purchaser would acquire more than 10% of the outstanding shares or voting power of the Company's equity securities.

         Apollo, the Company and the Founders are parties to the Stockholders' Agreement that provides for the election as directors by Apollo and the Founders of three persons nominated to be directors by Apollo and nine persons nominated to be directors by the Founders. The number of persons Apollo and the Founders are entitled to nominate for election as directors is subject to reduction for each group if the percentage of the Company's voting securities beneficially owned by it is reduced below certain levels determined without regard to shares issued after the Apollo Transaction is consummated. These director nomination rights expire on April 12, 2003, unless earlier terminated by the agreement of Apollo and the Founders. Apollo and the Founders each has the right to nominate one additional director under the terms of the Stockholders' Agreement.

         The Stockholders' Agreement provides that shares of Class B Common Stock held by the Founders and Apollo will be converted to shares of Class A Common Stock upon any transfer of the Class B Common Stock unless the transferee becomes a party to the Stockholders' Agreement or unless the transfer is one of a type that would not require the purchaser to become a party to the Standstill Agreement if the transfer had been made by Apollo.

         The Stockholders' Agreement also provides that Apollo and the Founders are obligated to offer any of the Company's equity securities or their equivalents to the Company prior to their transfer to persons other than Apollo, the Founders and their affiliates and that the Founders are obligated to permit Apollo to participate on a pro-rata basis in any sale of Class B Common Stock by the Founders that would result in a change of control of the Company. Apollo and partners of the Partnership who are affiliates of the Company have been granted registration rights for the Company's common stock held by them.

RIORDAN TRANSACTIONS

         In June 1992, the Company loaned $200,000 to Riordan Communications Limited ("RCL"), a company controlled by a discretionary trust for the benefit of certain family members of John Riordan who became a director of the Company in March 1998. Such loan is evidenced by a promissory note and is payable together with interest on June 30, 1999. The outstanding principal amount of the loan bears interest at 9.5% compounded quarterly. In 1995, UIH transferred the note to a subsidiary and in connection with the acquisition described below the note was subsequently cancelled.

         In November 1998, the Company, through its subsidiaries, acquired from RCL (i) a 5% interest in Princes Holdings Ltd., an Irish operating system in which the Company held a 20% interest and (ii) a 5% interest in Tara Television Limited, an entity that provides programming services in Ireland. The aggregate purchase price for these interests was $5,991,480 net of the loan described above. The Company paid such purchase price by delivering to RCL 384,531 restricted shares of Class A Common Stock held by a subsidiary of the Company. Upon completion of the transaction, the Company owns 80% of Tara Television Limited. Subsequent to the transaction, the Company sold all its interests in Princes Holdings, Ltd. (including the interests acquired from RCL) to Tele-Communications International, Inc.

                              STOCKHOLDER PROPOSALS

         Any proposal by a stockholder intended to be presented at the fiscal 1999 annual meeting of stockholders must be received by the Company on or before August 5, 1999, to be considered for inclusion in the proxy materials of the Company relating to such meeting.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 28, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO THE DIRECTOR OF FINANCE, UNITED INTERNATIONAL HOLDINGS, INC., 4643 SOUTH ULSTER STREET, SUITE 1300, DENVER, COLORADO 80237.

                                 OTHER BUSINESS

         It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.


                                          BY THE ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Ellen P. Spangler

                                          Ellen P. Spangler
                                          Senior Vice President
                                          Business and Legal Affairs,
                                          and Secretary

Denver, Colorado
November 20, 1998

PROXY
                       UNITED INTERNATIONAL HOLDINGS, INC.

                              CLASS A COMMON STOCK

    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 17, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Gene W. Schneider, Michael T. Fries and Ellen P. Spangler or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the "Annual Meeting") of Stockholders of UNITED INTERNATIONAL HOLDINGS, INC. (the "Company") to be held on December 17, 1998, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class A Common Stock of the Company held of record by the undersigned at the close of business on November 20, 1998, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE LISTED NOMINEES AND APPROVAL OF PROPOSALS 2 AND 3. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATIONS.

     THIS PROXY REVOKES ALL PROXIES WITH RESPECT TO THE ANNUAL MEETING AND MAY BE REVOKED PRIOR TO EXERCISE. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT RELATING TO THE ANNUAL MEETING IS HEREBY ACKNOWLEDGED.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



                            . FOLD AND DETACH HERE .

                                             Please mark        [X]
                                             your votes
                                               as this



THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors

     FOR all      WITHHOLD AUTHORITY      Nominees: Lawrence F. DeGeorge,
    Nominees    to vote for all nominees  Bruce H. Spector, John P. Cole, Jr.,
    listed to     listed to the right     John F. Riordan
    the right
                                          (Instructions: To withhold authority
                                          for any individual nominee, strike a
     [  ]                 [  ]            line through the nominees name
                                          listed above.  Your vote will be cast
                                          FOR the other nominees.)

                                          In their discretion, the named proxies
                                          may vote on such other business as may
                                          properly come before the Annual
                                          Meeting or any adjournments or
                                          postponements thereof.


PROPOSAL NO 2: Approval of the               FOR      AGAINST      ABSTAIN
Company's Stock Option Plan for
Non-Employee Directors                       [ ]        [ ]          [ ]


PROPOSAL NO 3: Ratification of the           FOR      AGAINST      ABSTAIN
selection of auditors: Approval of
the appointment of Arthur Andersen           [ ]        [ ]          [ ]
LLP as independent public accountants
to audit the financial statements of
the Company for the fiscal year
ending February 28, 1999.



                    PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.


                    Please sign exactly as name appears to the left. When shares are held jointly, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.






Signature(s)   ________________________________________  Date  _________________


                            . FOLD AND DETACH HERE .